As filed with the Securities and Exchange Commission on February 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3407249
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339

(678) 392-3419

(Address of Principal Executive Offices)

INHIBIKASE THERAPEUTICS, INC. 2020 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Milton H. Werner, Ph.D.

President and Chief Executive Officer

Inhibikase Therapeutics, Inc.

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339

(Name and Address of Agent For Service)

(678) 392-3419

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Danielle Lauzon

Marishka DeToy

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of Common Stock, par value $0.001 per share (“Common Stock”), of Inhibikase Therapeutics, Inc. (the “Registrant”) under the Registrant’s 2020 Equity Incentive Plan, as amended (the “Option Plan”). On June 7, 2024, the stockholders of Registrant approved an amendment to the Option Plan, pursuant to which the number of shares of Common Stock reserved and available for issuance under the Option Plan increased by 2,500,000 shares. On January 3, 2025, the stockholders of the Registrant approved an amendment to the Option Plan, pursuant to which the number of shares of Common Stock reserved and available for issuance under the Option Plan increased by 27,453,993 shares. This Registration Statement registers these additional 29,953,993 shares of Common Stock. The additional shares are of the same class as other securities relating to the Option Plan for which the Registrant’s registration statement on Form S-8 (Registration No. 333-259555) filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2021, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-259555) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39676) filed on December 29, 2020)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39676) filed on January 6, 2025)

4.3	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39676) filed on December 29, 2020)

4.4	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-240036) filed on July 23, 2020)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Inhibikase Therapeutics, Inc. 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-240036) filed on December 4, 2020)

99.2*	Amendment No. 1 to Inhibikase Therapeutics, Inc. 2020 Equity Incentive Plan

99.3*	Amendment No. 2 to Inhibikase Therapeutics, Inc. 2020 Equity Incentive Plan

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 4th day of February, 2025.

INHIBIKASE THERAPEUTICS, INC.

By:	/s/ Milton H. Werner, Ph.D.
Milton H. Werner, PhD. President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each officer and director of Inhibikase Therapeutics, Inc. whose signature appears below constitutes and appoints Milton H. Werner, Ph.D. and Garth Lees-Rolfe and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Milton H. Werner Milton H. Werner, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2025

/s/ Garth Lees-Rolfe Garth Lees-Rolfe, CPA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2025

/s/ Roberto Bellini Roberto Bellini	Chairperson	February 4, 2025

/s/ Dennis Berman Dennis Berman	Director	February 4, 2025

/s/ David Canner David Canner	Director	February 4, 2025

/s/ Roy Freeman, M.D. Roy Freeman, M.D.	Director	February 4, 2025

/s/ Arvind Kush Arvind Kush	Director	February 4, 2025

/s/ Amit Munshi Amit Munshi	Director	February 4, 2025